Exhibit 99.1

Contacts:

Investor Inquiries                                                                                                           Media Inquiries
Eric Sockol                                                                                                                         Doug Jensen
TechTarget                                                                                                                        TechTarget
781-657-1515                                                                                                                    781-657-1528
esockol@techtarget.com                                                                                                     djensen@techtarget.com

TechTarget Announces Record Second Quarter 2007 Financial Results

Online revenues increase to record $16.3 million; up 27% over prior year quarter

Needham, MA – August 7, 2007 – TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the second quarter ended June 30, 2007. Total revenues for the second quarter increased by 19% to $24.6 million over the $20.7 million for the comparable prior year quarter. Online revenues increased by 27% to $16.3 million over the comparable prior year quarter, and represented 66% of total revenues. Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as adjusted for stock based compensation) increased by 31% to $7.6 million compared to $5.8 million for the comparable prior year quarter.

“Q2 was a productive quarter for TechTarget. We completed our IPO and delivered record revenues and profits” said Greg Strakosch, Chairman and CEO of TechTarget.  “Our online revenue growth was especially strong and we continue to improve our operating margins,” Mr. Strakosch added.

Adjusted EBITDA margin increased to 30.7% compared to 27.8% for the comparable prior year quarter. Net income for the quarter was $2.71 million compared to $2.37 million for the comparable prior year quarter, representing an increase of 14%. Earnings per basic and diluted share were $0.06 and $0.05, respectively, for the quarter compared to $(0.03) and $(0.03), respectively, for the comparable prior year quarter. As of June 30, 2007, TechTarget had $102.8 million of cash, cash equivalents and short term investments, and bank debt of $7.5 million.

Recent Company Highlights

·
Completed Initial Public Offering in May, raising $83.2 million. The underwriters were Morgan Stanley, Lehman Brothers, Cowen and Company and RBC Capital Markets. TechTarget was added to the Russell 2000 and Russell 3000 indices in June.

·
Acquired TechnologyGuide.com™, a company with a portfolio of Internet content sites that provide product reviews, price comparisons and user forums for mobile technology products such as laptops and smartphones. TechTarget will operate the TechnologyGuide.com sites, which include NotebookReview.com™ (notebook computers), Brighthand.com™ (smartphones) and TabletPCReview.com™. TechnologyGuide.com is an ideal addition because IT professionals purchase a large volume of laptops, smartphones and mobile computing devices, so TechTarget now offers additional, complementary, in-depth content for our audience. In many cases the leading advertisers in these markets already advertise these products on other TechTarget sites, so we now have an even more targeted offering.

·	Launched three new segments on 2020Software.com. The three segments are Project Management, Backup Software and UTM/Integrated Security.

·
Launched Virtual Trade Shows, a new online product offering that allows vendors to have virtual booths, enabling real time communication adjacent to relevant content such as webcasts. The inaugural Virtual Trade Show was titled “Server Virtualization: How to Consolidate, Optimize, Manage”. CA was the exclusive sponsor.

·
On the International front, our media partners in Germany, Spain and Australia launched four new sites, SearchDataCenter.de, ITCIO.es, SearchVOIP.au, SearchCIO.au. The Company also entered into a content licensing partnership with Questex that covers Indonesia, Philippines, Thailand and Singapore.

Third quarter 2007 financial guidance

In the third quarter of 2007, the Company expects revenues to be within the range of $22.6 million to $23.6 million and adjusted EBITDA to be within the range of $5.0 million to $6.0 million.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 pm (Eastern Time) today (August 7, 2007). The public is invited to listen to a live web cast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. We ask that participants please access the conference call at least 10 minutes prior to the time the conference call is set to begin. The conference call can also be heard via telephone by dialing 800-289-0544 or 913-981-5533  five minutes prior to the call and referencing conference code 9239480. For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 7, 2007 at 8:00 p.m. ET through August 21, 2007. To listen to the replay, call 888-203-1112 and use the passcode: 9239480. International callers should dial 719-457-0820 and enter the passcode: 9239480 to listen to the replay. The Webcast replay will also be available on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA and adjusted EBITDA Margin, both of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. The term “adjusted EBITDA Margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA and adjusted EBITDA Margin may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA and adjusted EBITDA Margin are relevant and useful information to our investors as these measures are an integral part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements.

Certain matters included in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward- looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. Further information about these matters, as well as others, can be found in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online Information Technology (IT) media company, provides IT companies with ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of 42 technology-specific Web sites and over 5 million active registered members, TechTarget is a primary Web destination for IT professionals researching which products to purchase. The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of vendor-sponsored webcasts and Podcasts for the IT market. Its Web sites are complemented by numerous invitation-only events and three magazines. TechTarget provides proven branding and lead generation programs to over 1,000 advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2007 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and NotebookReview.com, Brighthand.com, TabletPCReview.com and TechnologyGuide.com are trademarks, of TechTarget, Inc. All other trademarks are the property of their respective owners.

TechTarget, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share information)

	June 30,	December 31,
	2007	2006
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$32,483	$30,830
Short-term investments	70,310	-
Accounts receivable, net of allowance for doubtful accounts of $577 and $580 as of June 30, 2007 and December 31, 2006, respectively.	13,359	12,096
Prepaid expenses and other current assets	4,243	952
Deferred tax asset	1,047	1,784
Total current assets	121,442	45,662

Property and equipment, net	3,515	2,520
Goodwill	43,225	36,190
Intangible assets, net of accumulated amortization	13,259	6,066
Other assets	68	854
Deferred tax asset	1,614	1,355

Total assets	$183,123	$92,647

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of bank term loan payable	3,000	3,000
Accounts payable	3,469	2,928
Income taxes payable	-	1,854
Accrued expenses and other current liabilities	1,324	1,904
Accrued compensation expenses	1,310	2,322
Deferred revenue	5,616	2,544
Total current liabilities	14,719	14,552

Long-term liabilities:
Other liabilities	448	555
Bank term loan payable, net of current portion	4,500	6,000
Total liabilities	19,667	21,107

Commitments	-	-

Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock - $0.001 par value; 36,009,488 shares authorized ; 35,879,971 shares issued and outstanding, liquidation preference of $30,656 at December 31, 2006	-	30,468
Series B redeemable convertible preferred stock - $0.001 par value; 51,470,588 shares authorized ; 51,470,588 shares issued and outstanding, liquidation preference of $88,296 at December 31, 2006	-	88,260
Series C redeemable convertible preferred stock - $0.001 par value; 10,141,302 shares authorized ; 10,141,302 shares issued and outstanding, liquidation preference of $18,058 at December 31, 2006	-	18,038
Total redeemable convertible preferred stock	-	136,766

Stockholders' equity (deficit):
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value per share, 100,000,000 shares authorized; 40,310,364 and 7,969,830 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	40	32

Additional paid-in capital	197,239	-
Warrants	411	105
Accumulated other comprehensive loss	(23)	(56)
Accumulated deficit	(34,211)	(65,307)
Total stockholders' equity (deficit)	163,456	(65,226)

Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$183,123	$92,647

TechTarget, Inc.
Consolidated Statements of Operations
(in thousands, except per share information, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Online	$16,330	$12,812	$30,039	$23,187
Events	6,350	5,742	9,289	8,069
Print	1,924	2,163	3,621	4,372
Total revenues	24,604	20,717	42,949	35,628

Cost of revenues:
Online (1)	3,900	2,992	7,425	5,613
Events (1)	2,410	1,735	3,782	3,009
Print (1)	999	1,423	2,128	2,830
Total cost of revenues	7,309	6,150	13,335	11,452

Gross profit	17,295	14,567	29,614	24,176

Operating expenses:
Selling and marketing (1)	6,388	5,191	12,540	9,623
Product development (1)	1,596	1,559	3,344	3,123
General and administrative (1)	2,943	2,084	5,553	3,875
Depreciation	364	238	694	456
Amortization of intangible assets	1,041	1,424	1,800	2,508
Total operating expenses	12,332	10,496	23,931	19,585

Operating income	4,963	4,071	5,683	4,591

Interest income (expense):
Interest income	655	410	1,015	857
Interest expense	(278)	(368)	(705)	(719)
Total interest income (expense)	377	42	310	138

Income before provision for income taxes	5,340	4,113	5,993	4,729

Provision for income taxes	2,626	1,739	2,962	1,914

Net income	$2,714	$2,374	$3,031	$2,815

Net income (loss) per common share:
Basic	$0.06	$(0.03)	$(0.05)	$(0.32)
Diluted	$0.05	$(0.03)	$(0.05)	$(0.32)

Weighted average common shares outstanding:
Basic	24,295	7,858	17,374	7,735
Diluted	27,244	7,858	17,374	7,735

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	$70	$5	$140	$5
Cost of events revenue	11	2	23	2
Cost of print revenue	10	1	19	1
Selling and marketing	588	20	1,124	20
Product development	73	6	146	6
General and administrative	446	2	817	30
	$1,198	$36	$2,269	$64

TechTarget, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended June 30,
	2007	2006

Net income	$2,714	$2,374
Interest income, net	377	42
Provision for income taxes	2,626	1,739
Depreciation	364	238
Amortization of intangible assets	1,041	1,424
EBITDA	6,368	5,733
Stock-based compensation	1,198	36
Adjusted EBITDA	$7,566	$5,769

TechTarget, Inc.
Q3 2007 Financial Guidance Summary
(in thousands)

	Quarter Ended September 30, 2007
	Range

Revenues	$22,600	$23,600

Adjusted EBITDA	$5,000	$6,000

Reconciliation of Adjusted EBITDA to Net income:
Adjusted EBITDA	$5,000	$6,000
Interest income, net	882	882
Depreciation, amortization and stock-based compensation	(3,172)	(3,172)
Provision for income taxes	(1,341)	(1,836)
Net income	$1,369	$1,874